CERTIFICATE OF SECRETARY




I, Deborah R. Gatzek, certify that I am Secretary of FRANKLIN FEDERAL MONEY FUND (the "Fund").

As Secretary of the Fund, I further certify that the following resolution was adopted by a majority of the Directors of the Fund present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California, on May 19, 1998.

     RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Mark H. Plafker, Harmon E. Burns, Deborah R. Gatzek, Karen L. Skidmore and Larry L. Greene as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by a majority of the Directors and designated officers.

     I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.




                                                        /S/ DEBORAH R. GATZEK
Dated: May 19, 1998                                     Deborah R. Gatzek
                                                              Secretary